Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bridge Private Lending, LP
100 West Pennsylvania Avenue, Suite 4
Towson, Maryland 21204

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-1, as amended, of Bridge Private Lending, LP of our report January 29, 2010, relating to the consolidated financial statements of Bridge Private Lending, LP and its predecessor, Bridge Private Lending, LLC, which appears in such prospectus.  We also consent to the references to us under the heading “Experts” in such prospectus.

/s/ Stegman & Company

Baltimore, Maryland
February 12, 2010